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                                  EXHIBIT 10.2

                           SUBLEASE DATED MAY 15, 1999


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                               SUBLEASE AGREEMENT

         For consideration herein acknowledged, This Sublease Agreement (the "Sublease") is made and entered into this 15th day of May, 1999, by and between Bergen Brunswig Medical Group (hereinafter "Landlord"), and StockUp.Com, Inc., a Nevada Corporation (hereinafter "Sublessee" or "Tenant"). This Sublease Agreement is also approved and agreed to as to form and content by LV Atrium (hereinafter "Prime Landlord").

         Landlord, in consideration of the rents, covenants, agreements and conditions contained in this agreement on the part of Sublessee to be paid, kept, observed and performed, subleases to Tenant, and Tenant takes and subleases from Landlord, subject to the terms and conditions of this Sublease, the Leased Premises.

1.  DEFINITIONS.

         As used in this Sublease, the following words and phrases shall have the meanings indicated:

         (a) Leased Premises: The leased premises is the office space leased by Landlord from the Prime Landlord pursuant to the Prime Lease. For reference purposes, the square footage of the leased space is approximately 1039 square feet and the space is located at 333 N. Rancho, Ste. 645, as more expressly described in that certain Lease executed by and between Landlord and Prime Landlord dated June 11, 1997 (hereinafter "Prime Lease").

         (b) Lease Commencement Date: For purposes of the Sublease, the Sublease commencement date is same as the commencement date under the Prime Lease.

         (c) Term: The term of this Sublease shall commence on the 15th day of May, 1999 and shall, unless sooner terminated or renewed as provided in this Sublease or the Prime Lease, end on the earliest of (a) the 31st day of July 2000 or (b) the termination of the Prime Lease.

         (d) Prime Lease: The Prime Lease, including amendments, if any, is attached as Exhibit "A" to this Sublease pursuant to which the Landlord leases the Leased Premises to the Tenant or Sublessee. The Tenant acknowledges that the Landlord is the Lessee described in the Prime Lease entered into on or about June 11, 1997 by and between Prime Landlord and Landlord.

         (e)  Prime Landlord: The Landlord under the Prime Lease.

         (f) Rent Commencement Date: Rent shall be due on the same date of the month as the Prime Lease payment is due and the first occurrence of said rent due shall be the Rent Commencement Date. Any possession by the Sublessee prior to the first month's rental due shall be prorated and payable upon request by the Landlord at the time of first possession.

2.  TERM OF  SUBLEASE.

         The term of this Sublease shall commence on the 15th day of May, 1999 and shall, unless sooner terminated or renewed as provided in this Sublease or the Prime Lease, end on the earliest of (a) the 31st day of July 2000 or (b) the termination of the Prime Lease.

3.  RENT, DEPOSIT AND OTHER CHARGES.

         (a) Commencing on the rent commencement date under the Prime Lease and continuing until the expiration or termination of this Sublease, Tenant shall pay the sum of $1.20 per foot of the space for the remaining term of the Prime Lease.


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         (b) As a security deposit, Tenant shall pay to Landlord for Landlord's deposit the amount of $1,246.80 which is refundable in its entirety at the termination of this lease. The security deposit represents the square footage rental amount of $1.20 per square foot multiplied by the number of rentable square feet of 1,039 square feet.

         (c) Tenant shall also pay to Landlord any other charges to be paid by Landlord as tenant under the Prime Lease including, but not limited to, any assessments, taxes, common area charges and any amount due pursuant to the Prime Lease. Landlord shall promptly send to Tenant copies of all rent notices received by Landlord from the Prime Landlord.

4.  USE OF LEASED PREMISES.

         (a) Tenant shall use and occupy the Leased Premises solely for the purposes permitted by the Prime Lease. Tenant shall not use or permit or suffer the use of the Leased Premises for any other purpose.

         (b) Throughout the Term, Tenant covenants and agrees, at its cost and expense, to perform, observe and comply with all of the terms, covenants and conditions to be performed, observed or complied with by the Tenant under the Prime Lease with respect to the use, maintenance and repair of the Leased Premises.

         (c) Tenant shall pay directly to the utility companies or governmental units promptly as and when due all charges for electricity, gas, refuse collection and telephone used or consumed on or in connection with the Leased Premises, except for any such charges to be paid in whole or in part by the Prime Landlord under the Prime Lease. It shall be a default if charges are not paid, when due, by the Tenant. In such event, the Landlord shall have the option, but not the obligation, to terminate this Sublease Agreement or to pay such charges. In the event the Landlord pays the charges, such amount shall be deemed additional rent and immediately due and payable from the Tenant to the Landlord.

         (d) Landlord represents and warrants that as of May 15, 1999, the Premises is in the condiction and state of repair required by the Prime Lease and free from any known liens or defects.

5.  ALTERATIONS.

         Tenant may not make any alterations or additions to the Leased Premises unless Tenant complies with the terms of the Prime Lease, including, if so required, obtaining the prior written consent of the Prime Landlord. All such alterations and additions shall be made in accordance with the terms of the Prime Lease.

6.  INSURANCE.

         (a) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the Term, policies providing the insurance coverages required to be maintained by the Tenant under the Prime Lease and Tenant shall comply with all provisions relating to insurance contained in the Prime Lease. Copies of all insurance policies shall be delivered to Landlord upon request.

         (b) All insurance policies required to be procured by Tenant under this Sublease shall comply with the applicable requirements of the Prime Lease and, in the case of public liability insurance policies, shall name the Prime Landlord and the Landlord as an additional named insured, as their interest shall appear.

7.  DAMAGE BY FIRE OR OTHER CASUALTY.

         (a) Tenant shall give prompt notice to Landlord and the Prime Landlord in case of any fire or other damage to the Leased Premises. If the Leased Premises are damaged by fire or other casualty to such an extent that the Prime Landlord is entitled to, and does, terminate the Prime Lease, this Sublease shall terminate on the same date on which the Prime Lease is terminated. If the Leased Premises, or any portion of it, are damaged by fire or other casualty and if, under the terms of the Prime Lease, the Tenant would have the right to terminate the Prime Lease, then, in that event, Tenant shall also have the right to terminate this Sublease by written notice to the Landlord.


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         (b) If any damage by fire or other casualty shall render the Leased
Premises untenantable, in whole or in part, a proportionate abatement of the Rent based upon the area rendered untenantable shall be allowed to the extent such abatement is allowed by the Prime Lease (and the same proportionate abatement of the Additional Rent shall be allowed) until substantial completion of the repair or restoration work to be done by the Prime Landlord in the Leased Premises, or, in the event the Prime Landlord elects to terminate the Prime Lease or the Tenant elects to terminate this Sublease, until the date of termination. If this Sublease is not terminated after damage by fire or other casualty, the provisions of the Prime Lease shall govern the restoration and repair of the damage, except that Tenant shall, at its cost and expense, perform any restoration and repair to be performed by the Tenant under the Prime Lease.

8.  CONDEMNATION.

         (a) If all or substantially all of the Leased Premises shall be taken in condemnation proceedings or by exercise of any right of eminent domain, or by a private purchase in lieu of it, then this Sublease shall terminate and expire on the date of such taking or purchase and Tenant shall, in all other respects, keep, observe and perform all other terms, covenants and conditions of this Sublease up to the date of such taking. The net proceeds of any award or other compensation payable in connection with such taking or purchase shall be paid in the manner specified in the Prime Lease. However, Tenant shall have the right to claim, prove and receive in the condemnation proceeding such awards as may be allowed for Tenant's separate property, such as fixtures and other equipment installed in the Leased Premises which, under the terms of this Sublease, will not become the property of the Landlord or the Prime Landlord upon the termination of this Sublease.

         (b) If less than all or substantially all of any of the Leased Premises shall be taken in condemnation proceedings or by exercise of any right of eminent domain, or by a private purchase in lieu of it, the following provisions shall apply: (i) if the taking is of such a nature that the Prime Landlord is entitled to, and does, terminate the Prime Lease, this Sublease shall terminate on the same date on which the Prime Lease is terminated and subsection (a) shall apply; (ii) if the taking is of such a nature that the Tenant under the Prime Lease would be entitled to terminate the Prime Lease and if, within 15 days after receiving written notice of the proposed taking, the Tenant requests Landlord as Tenant under the Prime Lease, to terminate the Prime Lease, Landlord will, promptly after being requested by Tenant to do so, terminate such Prime Lease, this Sublease shall terminate and subsection (a) shall apply; and (iii) if the taking is of such a nature that neither the Prime Landlord nor the Tenant under the Prime Lease would be entitled to terminate the Prime Lease, or if the taking is of such a nature that the Prime Landlord is entitled to terminate the Prime Lease, but it does not do so, or if the taking is of such a nature that the Tenant under the Prime Lease would be entitled to terminate the Prime Lease, but the Tenant does not request Landlord to terminate the Prime Lease pursuant to clause (ii) above within fifteen (15) days after receiving written notice of the taking, then, in any such event, this Sublease shall continue with respect to the portion of the Leased Premises not so taken, the Rent shall be adjusted in the manner provided in the Prime Lease, the Additional Rent shall be adjusted in the same proportions as the Rent, and the provisions of the Prime Lease shall govern the restoration and repair of the Leased Premises, except that Tenant shall, at its cost and expense, perform any restoration and repair to be performed by the Tenant under the Prime Lease.

9.  ASSIGNMENT AND SUBLEASE.

         (a) Tenant may not, without the prior written consent of Landlord, transfer, assign or sublease this Sublease or its rights under it. In such event that such consent is granted, Tenant shall remain liable for the payment of all rent required to be paid and the performance of all terms, covenants and conditions undertaken by Tenant.

         (b) Landlord shall promptly send to Tenant copies of all notices received by Landlord from the Prime Landlord.

         (c) In the event the Prime Landlord does not comply with the terms of the Prime Lease or a request made by Tenant, Tenant shall have the right to take such action in the name of Landlord as Tenant deems appropriate, provided that such action shall be undertaken at no expense or cost to Landlord and Landlord is held harmless and indemnified in connection with it.


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10.  SURRENDER OF LEASED PREMISES.

         (a) Tenant shall, on or before the last day of the Term, (i) peaceably and quietly leave, surrender and yield up to the Landlord the Leased Premises, free of subtenancies, clean and, subject to the provisions of Section 7, in good order and condition except for reasonable wear and tear, and (ii) at its expense, remove from the Leased Premises its sign and all moveable trade fixtures, furniture, equipment and other personal property (all of such property being referred to as "Tenant's Property"), provided that Tenant shall promptly repair any damage caused by such removal. Any of Tenant's Property not so removed may, at the Landlord's election and without limiting Landlord's right to compel removal, be deemed abandoned and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. In addition, Tenant shall have the right to remove all leasehold improvements (if any) originally installed in the Leased Premises by Landlord, as Tenant under the Prime Lease, to the extent Landlord would be entitled to remove such leasehold improvements under the terms of the Prime Lease, and shall be obligated to remove such leasehold improvements to the extent Landlord would be obligated to remove them under the terms of the Prime Lease.

         (b) The provisions of this Section shall survive any expiration or termination of this Sublease.

11.  RENEWAL OPTIONS IN PRIME LEASE.

         Landlord shall have no obligation or duty to exercise, invoke or agree to any option set forth in the Prime Lease, including, but not limited to, any option to extend the term of the Prime Lease.

12.  COMPLIANCE WITH PRIME LEASE.

         (a) In addition to the other provisions of this Sublease which impose upon the Tenant the obligation to perform and comply with certain specified provisions contained in the Prime Lease, throughout the Term the Tenant covenants and agrees that it will perform, observe and comply with all of the terms, covenants and conditions to be performed, observed or complied with by the Tenant under the Prime Lease except for those provisions, if any, in the Prime Lease inherently incapable of being performed by Tenant.

         (b) If Tenant shall fail to pay any installments of rent promptly on the day when the same shall become due and payable, or shall otherwise fail to comply with the Prime Lease, and the default continues for a period of 15 days after written notice is given by Landlord, then and in any event, and as often as any such event shall occur, Landlord may (a) declare the term ended, and enter into the Demised Premises, or any part of them, with process of law, and expel Tenant or any person occupying the same in or upon the Demised Premises, and so to repossess and enjoy the Demised Premises as in Landlord's former estate; and/or (b) relet the Demised Premises, applying the rent from the new tenant on this Sublease, and Tenant shall be responsible for no more than the balance that may be due, should a balance exist.

13.  TIME LIMITS

[ATTENTION:  THIS PROVISION AFFECTS TIMING OF NOTICES UNDER THE PRIME LEASE]

         In every instance where the Prime Lease provides for a time limit for
(a) notice to Landlord from Prime Landlord or (b) performance by Landlord, the time limit under this Sublease for the corresponding (x) notice to Tenant from Landlord or (y) performance by Tenant shall be 3 days less than the time limit in the Prime Lease. In every instance where the Prime Lease provides for a time limit for (a) notice to Prime Landlord from Landlord or (b) performance by Prime Landlord, the time limit under this Sublease for the corresponding (x) notice to Landlord from Tenant or (y) performance by Landlord shall be 3 days longer than the time limit in the Prime Lease.

14. OPTION TO DIRECT PERFORMANCE TO PRIME LANDLORD.

         At any time and on prior written notice to Tenant, Landlord can elect to require Tenant to perform any or all of its obligations under this Sublease directly to Prime Landlord, and Tenant shall do so on Landlord's election, in which

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event Tenant immediately shall send to Landlord copies of all notices and other communications it shall send to and receive from Prime Landlord.

15.  GENERAL PROVISIONS.

         (a) The covenants, conditions, agreements, terms and provisions contained in this agreement shall be binding upon, and shall inure to the benefit of, the parties and each of their respective successors and assigns.

         (b) It is the intention of the parties that this Sublease (and its terms and provisions) shall be construed and enforced in accordance with the laws of the state of Nevada and the jurisdiction in which the Leased Premises are located.

         (c) No notice, request, consent, approval, waiver or other communication which may be or is required or permitted to be given under this Sublease shall be effective unless the same is in writing and is delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid,

                  (1)      if to Landlord,
                           Larry A. Summers
                           Director of Real Estate
                           4000 Metropolitan Dr.
                           Orange, CA 92668

                  or

                  (2)      if to Tenant,
                           Michael Calderone
                           President & CEO
                           333 N. Rancho Dr., Ste. 645
                           Las Vegas, NV 89106


or at any other address that may be given by one party to the other by notice pursuant to this subsection. Such notices, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing.

         (d) It is understood and agreed between the parties that this Sublease contains the final and entire agreement between them, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not contained in this agreement.

         (e) Wherever appropriate, the singular includes the plural and the plural includes the singular.

         (f) This Sublease may be executed in several counterparts, but all counterparts shall constitute one and the same instrument.

         (g) If the Prime Landlord commences a voluntary case under the federal bankruptcy laws, or if a decree or order for relief is entered by the court having jurisdiction in the premises in respect to the Prime Landlord in an involuntary case under the federal bankruptcy laws, and if such Prime Landlord or its trustee in bankruptcy rejects the Prime Lease, Landlord, to the extent it is lawfully entitled to do so, agrees that it will not treat the Prime Lease as terminated by such rejection.

         (h) Subject to the provisions preventing further sub-leasing of this leasehold, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and assigns.


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         (i) The individuals executing this agreement represent by their signatures that they have full authority from their respective entities to enter into this agreement for their entities and have full authority to bind the entities as set forth herein.

         IN WITNESS, Landlord and Tenant have executed this Sublease by and through their authorized agents and/or officers on the date first written above.

LANDLORD                                               TENANT


By:  /s/ Larry A. Summers                  By:  /s/ Michael Calderone
   ------------------------------             --------------------------------
Larry A. Summers                              Michael Calderone
Director of Real Estate                       President and CEO

PRIME LANDLORD


By:
   ------------------------------
Its Agent


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